EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

Reperio Exploration Inc.
650 - 1500 West Georgia Street
Vancouver, BC, V6G 2Z6

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ______________ shares of common stock of Reperio Exploration Inc. (the "Company") at the price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of the said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: Reperio Exploration Inc.

Executed this _________day of ________________________, at___________________ (Street Address), __________________ (City), __________________ (State) ___________ (Zip Code).

________________________________
Signature of Purchaser

________________________________
Printed Name of Purchaser

________________________________
Social Security Number/Tax I.D.
Number of Shares Purchased	Total Subscription Price
_______________________	___________________

Form of Payment:
Cash _______________
Check No. _____________
Other _______________

ACCEPTED THIS _________DAY OF _____________________, __________.

Reperio Exploration Inc.

By: _____________________________
Title: ___________________________